For Immediate Release

Media Contacts:
Jennifer Regnault LivePerson, Inc. (212) 609-4213	Budd Zuckerman Genesis Select Corp. (303) 415-0200

LivePerson Files Registration Statements

New York, NY –– January 20, 2004 –– LivePerson, Inc. (NasdaqSC: LPSN), a leading provider of technology facilitating real-time online customer interaction, today announced that it has filed a registration statement with the Securities and Exchange Commission to register the resale of 500,000 shares of its common stock by Island Data Corporation in connection with the previously announced acquisition of certain Island Data assets. LivePerson expects to issue up to that number of shares of its common stock to Island Data as part of the consideration for the purchase of the Island Data assets, subject to certain earn out provisions.

In addition, the Company filed a shelf registration statement today with the SEC relating to the issuance of up to four million shares of its common stock. The Company has no immediate plans to offer or sell any shares of its common stock under this shelf registration. We presently intend to use the net proceeds from the sale of the registered shares for general corporate purposes, working capital and potential strategic acquisitions. The terms of any issuance would be announced in a filing with the SEC at the time the shares are offered or sold.

Registration statements relating to these securities have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Copies of the prospectus relating to the resale offering may be obtained, when available, from Island Data Corporation, 2011 Palomar Airport Road, Suite 300, Carlsbad, California 92009. Copies of the prospectus relating to the shelf registration may be obtained, when available, from LivePerson, Inc. 462 Seventh Avenue, 21st Floor, New York, New York, 10018 (Attention: Investor Relations).

The issuance to Island Data will not be registered under the Securities Act of 1933 and the shares may not be subsequently offered or sold by Island Data in the United States except under the resale registration statement or an applicable exemption from the registration requirements.

About LivePerson
LivePerson is a leading provider of technology facilitating real-time online customer interaction. LivePerson’s services enable online businesses to communicate securely with Internet users in real time, thereby enhancing the online experience. With real-time solutions consisting of chat, marketing and selling tools, a self-service FAQ product and email management, LivePerson offers clients the opportunity to increase sales, lower customer service costs and increase responsiveness to customer needs. LivePerson is headquartered in New York City.

Forward Looking Statements
Statements in this press release regarding LivePerson, Inc. that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. The following factors, among others, could cause LivePerson’s actual results to differ materially from those described in a forward-looking statement: the limited history of providing the LivePerson services; our limited historical annual revenue and history of losses; the possible unavailability of financing as and if needed; an unproven business model; our dependence on the success of the LivePerson chat service; continued use by our clients of the LivePerson services; potential fluctuations in our quarterly and annual results; risks related to adverse business conditions experienced by our clients; our dependence on key employees; risks related to our international operation, particularly our operations in Tel Aviv, Israel, and the current civil and political unrest in that region; competition for qualified personnel; competition in the real-time sales and customer service technology market; building awareness of the LivePerson brand name; technology systems beyond LivePerson’s control and technology-related defects that could disrupt the LivePerson services; our dependence on the growth of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and responding to rapid technological change. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by LivePerson with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.